Exhibit 99.1

Kimball Hill, Inc. Reports First Quarter 2007 Results

ROLLING MEADOWS, ILLINOIS, February 12 — Kimball Hill, Inc. (“Kimball Hill”) (bond ticker: KIMHIL) today announced financial results for the quarter ended December 31, 2006.

Kimball Hill’s total homebuilding revenues for the three month period ended December 31, 2006 were $238.8 million, an increase of $16.3 million, or 7.3% from the three month period ended December 31, 2005. Kimball Hill delivered 799 homes during the quarter ended December 31, 2006, compared with 763 homes during the quarter ended December 31, 2005. The average sales price of homes delivered during the first fiscal quarter of 2007 was $270 thousand, a 4.3% decrease from the average sales price of homes delivered during the first fiscal quarter of 2006.

Total gross homebuilding profit margin decreased to (1.8)% for the quarter ended December 31, 2006, compared to 24.8% for the quarter ended December 31, 2005. Included in gross homebuilding profit for the quarter ended December 31, 2006 are $40 million of inventory valuation charges. Net loss for the quarter ended December 31, 2006 was $21 million, as compared with net earnings of $15.5 million for the quarter ended December 31, 2005.

Conference Call

Kimball Hill will hold a conference call Tuesday, February 13, 2007 at 9:00 a.m. Central Time. The dial-in number is 888-889-1956. Participants may call in beginning at 8:45 a.m. Central Time. The call will be recorded and available for replay from 11:00 a.m. Central Time on February 13, 2007 to 1:00 a.m. Central Time on March 14, 2007. The dial-in number for the replay is 888-568-0661.

About Kimball Hill

Kimball Hill is one of the nation’s largest privately-owned homebuilders as measured by home deliveries and revenues. Kimball Hill designs, builds and markets single-family detached, single-family attached and multi-family homes. Since its founding in 1969, Kimball Hill has delivered over 44,000 homes to a broad range of customers, including first-time buyers and first- and second-time move-up buyers. Kimball Hill has grown its business organically and now operates within 17 markets across nine states located in five regions: Florida, the Midwest, Nevada, the Pacific Coast and Texas.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Kimball Hill’s management and are subject to substantial risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Kimball Hill’s business is subject to a number of risks and uncertainties, including those disclosed in Item 1A of Kimball Hill’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC. Kimball Hill undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Web site: http://www.kimballhillhomes.com/

Kimball Hill, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the three months ended December 31, 2006 and 2005 (in thousands)	2006	2005
HOMEBUILDING:
Revenues:
Sales of residential units and land	$238,412	$221,028
Rental and other income	417	1,518
Total homebuilding revenues	238,829	222,546
Expenses:
Cost of sales of residential units and land	243,151	167,299
General and administrative	16,626	20,494
Sales and marketing	13,834	10,183
Depreciation	254	178
Total homebuilding expenses	273,865	198,154
Equity in income of unconsolidated joint ventures	500	157
Minority interests in net earnings of consolidated partnerships	(76)	(359)
Homebuilding (loss) earnings before income taxes	(34,612)	24,190
MORTGAGE BANKING:
Revenues:
Gain on sales of mortgage loans	1,742	1,369
Interest income		5
Total mortgage banking revenues	1,742	1,374
Expenses:
General and administrative	1,204	1,127
Interest expense		4
Depreciation	22	28
Total mortgage banking expenses	1,226	1,159
Mortgage banking earnings before income taxes	516	215
(LOSS) EARNINGS BEFORE INCOME TAXES	(34,096)	24,405
(BENEFIT) PROVISION FOR INCOME TAXES	(13,127)	8,858
NET (LOSS) EARNINGS	$(20,969)	$15,547

Unaudited Other Consolidated Financial Data

For the three months ended December 31, 2006 and 2005 (in thousands)	2006	2005
Interest expense in cost of sales	$8,771	$5,046
Interest expense in mortgage banking operations		$4
Interest incurred	$11,827	$11,187

Kimball Hill, Inc. and Subsidiaries

Unaudited Supplemental Data For Reportable Homebuilding Segments(1)

Three Months Ended December 31, (Dollars in thousands)	Average sales price of homes delivered	Homes delivered	Net new home orders(2)	Backlog (units) at period end(3)	Backlog (contract value) at period end(3)
2006
Florida	$302	82	65	56	$17,380
Midwest	326	139	116	136	47,816
Nevada	382	97	116	64	24,511
Pacific Coast	440	92	107	95	39,466
Texas	175	389	318	330	61,623
Total	$270	799	722	681	$190,796
2005
Florida	$234	95	14	183	$43,839
Midwest	385	104	112	263	99,061
Nevada	382	88	79	103	41,916
Pacific Coast	457	145	82	221	110,683
Texas	161	331	351	575	93,675
Total	$282	763	638	1,345	$389,174

(1)             The five reportable homebuilding segments include operations in the following geographic regions:

Florida

Midwest: Illinois, Ohio and Wisconsin

Nevada

Pacific Coast: California, Oregon and Washington

Texas

(2)             Net new home orders represent the number of new sales contracts executed with customers, net of sales contract cancellations.

(3)             Backlog represents homes under sales contracts but not yet delivered at the end of the period.

Kimball Hill, Inc. and Subsidiaries

Unaudited Supplemental Financial Data For Reportable Segments(1)

For the three months ended December 31, 2006 and 2005 (in thousands)	Revenues	(Loss) earnings before income taxes
2006
Florida	$23,941	$(7,385)
Midwest	46,122	(11,530)
Nevada	55,030	19,662
Pacific Coast	39,269	(16,261)
Texas	69,916	(241)
Mortgage banking	1,742	516
Segment subtotal	236,020	(15,239)
Corporate and unallocated	177	(7,717)
	236,197	(22,956)
Homebuilding interest expense(2)		(8,771)
GAAP adjustment(3)	4,374	(2,369)
Consolidated total	$240,571	$(34,096)
2005
Florida	$22,210	$107
Midwest	42,520	817
Nevada	33,689	11,403
Pacific Coast	66,315	21,929
Texas	56,614	2,002
Mortgage banking	1,374	215
Segment subtotal	222,722	36,473
Corporate and unallocated	1,198	(10,955)
	223,920	25,518
Homebuilding interest expense(2)		(5,046)
GAAP adjustment(3)		3,933
Consolidated total	$223,920	$24,405

(1)             The above table presents financial information based on our internal measurement system, which is not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our internal measurement system is intended to establish accountabilities to continually improve business focus, motivate behavior and drive performance. We aggregate our homebuilding operating segments into five reportable segments and our mortgage banking operations into one reportable segment. Our homebuilding segments are engaged in the acquisition and development of land, and construction and sale of residential homes. Our mortgage banking segment originates mortgages, which are sold to third parties.

(2)             For internal measurement purposes, we measure our homebuilding operating results exclusive of any interest expense or other financing costs.

(3)             The GAAP adjustment to revenues is for certain closing costs and brokers commissions that are included in revenue in our internal measurement system that are reported as expenses in accordance with GAAP. The GAAP adjustments to earnings before income taxes relate to: (a) timing differences of certain capitalizable indirect construction costs that are expensed as incurred in our internal measurement system, and (b) minority interest expense which is not included in our internal measurement system.

Kimball Hill, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except shares)	December 31, 2006	September 30, 2006
Assets
HOMEBUILDING:
Cash and cash equivalents	$11,136	$16,042
Receivables	21,960	35,323
Income taxes receivable	2,428
Inventory	827,660	899,297
Inventory not owned	50,154	37,821
Deferred expenses and other assets	21,251	19,229
Investments in and advances to unconsolidated entities	53,399	48,238
Deferred income taxes	28,864	14,133
Property and equipment, net of accumulated depreciation	10,899	10,635
	1,027,751	1,080,718
MORTGAGE BANKING:
Cash and cash equivalents	1,710	2,623
Trade accounts receivable	2,464	2,319
Mortgage loans held for sale	4,314	5,663
Property and equipment, net of accumulated depreciation	239	254
	8,727	10,859
TOTAL ASSETS	$1,036,478	$1,091,577
Liabilities and equity
HOMEBUILDING:
Accounts payable and accrued expenses	$73,380	$106,779
Deposits on sales of residential units	5,976	6,333
Liabilities related to inventory not owned	15,530	5,015
Income taxes payable		3,702
Notes payable	489,951	500,208
	584,837	622,037
MORTGAGE BANKING:
Accounts payable and accrued expenses	595	927
Other liabilities	120	196
	715	1,123
Total liabilities	585,552	623,160

MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS	46,320	43,244
MINORITY INTEREST IN INVENTORY NOT OWNED	31,721	31,721

REDEEMABLE EQUITY:
Redeemable common stock, no par value; shares outstanding: 233,002 at 12/31/2006 and 228,002 at 9/30/2006	21,483	26,334

SHAREHOLDERS’ EQUITY:
Common stock, no par value; 10,000,000 shares authorized; shares outstanding: 4,316,859 at 12/31/2006 and 4,316,878 at 9/30/2006	111,668	111,305
Retained earnings	239,734	255,813
Total shareholders’ equity	351,402	367,118
TOTAL LIABILITIES AND EQUITY	$1,036,478	$1,091,577